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                                 ARTHUR ANDERSEN LLP







                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 3, 1997, on the October 31, 1997 financial statements of the White Oak Growth Stock Portfolio and the Pin Oak Aggressive Stock Portfolio of the Advisors' Inner Circle Fund, included in the Post-Effective Amendment No. 1 to Form N-1A of the Oak Associates Funds, and to all references to our firm included in or made part of this registration statement.

                                        /s/ Arthur Andersen LLP
Philadelphia, PA
  January 30, 1998